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Exhibit 21

                           SUBSIDIARIES OF REGISTRANT
                           --------------------------

                SUBSIDIARY                              JURISDICTION OF ORGANIZATION
                ----------                              ----------------------------
The Citizens Banking Company                                        Ohio

The Farmers State Bank of New Washington, Ohio                      Ohio

SCC Resources, Inc.                                                 Ohio

R. A. Reynolds Appraisal Service, Inc.                              Ohio

Mr. Money Finance Co.                                               Ohio

First Citizens Title Insurance Agency, Inc.                         Ohio

First Citizens Insurance Agency, Inc.                               Ohio

Water Street Properties, Inc.                                       Ohio